Second Amendment to Fund Participation Agreement

dated as of August 31, 2012

Reference is made to the Fund Participation Agreement dated as of April 24, 2009, among Principal Life Insurance Company ("Company"), JPMorgan Insurance Trust ("Trust"), J. P. Morgan Investment Management Inc. (the "Adviser"), and JPMorgan Funds Management, Inc. (the "Administrator"), as amended (the "Agreement").

WHEREAS, the Company, the Trust, the Adviser and the Administrator desire to amend the Agreement to add Principal National Life Insurance Company, an Iowa life insurance company, as a party to the Agreement;

NOW, THEREFORE, in consideration of the mutual covenants contained m this
Second Amendment (the "Amendment"), the parties agree as follows:

1.    Amendment of the Agreement

(a)
Joinder. Principal National Life Insurance Company shall be an additional party to the Agreement as of the date of this Amendment. All references in the Agreement to the "Company" shall mean Principal National Life Insurance Company and/or Principal Life Insurance Company, as applicable.

(b)	Consent. Principal National Life Insurance Company agrees to be bound by all of the terms, provisions and conditions contained in the Agreement as of the date of this Amendment.

(c)	Notices. Article 12 of the Agreement is amended by replacing the contact information for the Company as follows:
If to Principal Life Insurance Company:

Sara Wiener, Director - Product Management
Principal Life Insurance Company
711 High Street
Des Moines, IA 50392

with a copy to:

Charles Schneider, Counsel
Principal Life Insurance Company
711 High Street
Des Moines, IA 50392

If to Principal National Life Insurance Company:

Sara Wiener, Director- Product Management
Principal National Life Insurance Company
711 High Street
Des Moines, IA 50392

with a copy to:

Charles Schneider, Counsel
Principal National Life Insurance Company
711 High Street
Des Moines, IA 50392

(d)	Schedule A. Schedule A of the Agreement is replaced with the Schedule A attached to this Amendment.

2. Representations

Each party represents to the other party in respect of the Agreement, as amended pursuant to this Amendment, that all representations made by it pursuant to the Agreement are true and accurate as of the date of this Amendment.

3. Miscellaneous

(a)     Entire Agreement; Restatement.

(i)
This Amendment constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings (except as otherwise provided herein) with respect thereto.

(ii)
Except for any amendment to the Agreement made pursuant to this Amendment, all terms and conditions of the Agreement will continue in full force and effect in accordance with its provisions on the date of this Amendment. References to the Agreement will be to the Agreement, as amended by this Amendment.

(b)	Amendments. No amendment, modification or waiver in respect of the matters contemplated by this Amendment will be effective unless made in accordance with the terms of the Agreement.

(c)	Counterparts. This Amendment may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

(d)
Inconsistency. To the extent the terms of the Amendment conflict with the terms of the Fund Participation Agreement, the terms of the Amendment shall control. All other terms and provisions of the Fund Participation Agreement not amended here in shall remain in full force and effect.

IN WITNESS WHEREOF the parties have executed this Amendment with effect from the date specified first on the first page of this Amendment.

PRINCIPAL LIFE INSURANCE COMPANY By: /s/Sara Wiener Name: Sara Wiener Title: Director-Life Product Mgmt	PRINCIPAL NATIONAL LIFE INSURANCE COMPANY By: /s/Sara Wiener Name: Sara Wiener Title: Director-Life Product Mgmt

JPMORGAN INSURANCE TRUST By: /s/Jeffrey D. House Name: Jeffrey D. House Title: Assistant Treasurer	J.P. MORGAN INVESTMENT MANAGEMENT INC. By: /s/Robert L. Young Name: Robert L. Young Title: Managing Director

JPMORGAN FUNDS MANAGEMENT, INC. By: /s/Susan S. Montgomery Name: Susan S. Montgomery Title: President

SCHEDULE A

SEPARATE ACCOUNTS AND CONTRACTS

as of August 31, 2012, which Accounts and Contracts may be changed from time to time upon written notification to the Trust by the Company within a reasonable time from such change

Name of Separate Account and Date Established by Board of Directors	Form Number Funded by Separate Account
Principal Life Insurance Company Variable Life Separate Account Date Established: November 2, 1987	Principal Benefit Variable Universal Life Income (#333-89446) Principal Executive Variable Universal Life Income (#333-81714)
Principal National Life Insurance Company Variable Life Separate Account Date Established: November 28, 2007